UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

ULTRA CARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-52945

Nevada	98-0540833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 3800
Seattle, WA  98104
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (206) 652-3382

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 29, 2008, Mr. Van Clayton A. Pagaduan, our President, CFO, Secretary, Treasurer and director, agreed to sell all of his 1,200,000 shares of our issued and outstanding common stock to Mr. Alan Goh for an aggregate price of US$60,000 to be paid on or before January 15, 2009.

The closing of the foregoing stock purchase agreement took place on January 15, 2009, and as of such date Mr. Alan Goh is the owner of 1,200,000 shares of our common stock representing approximately 61% of our issued and outstanding common stock.

The foregoing description of the stock purchase transaction does not purport to be complete and is qualified in its entirety by reference to the stock purchase agreement, which was filed with the Form 8-K on December 31, 2008, and which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the forgoing stock purchase agreement, Mr. Van Clayton A. Pagaduan agreed to resign as a director and officer of our company and Mr. Alan Goh agreed to join the company as a director and officer.  On January 15, 2009, Mr. Van Clayton A. Pagaduan resigned as an officer and a director of our company and at the same time appointed Mr. Alan Goh as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director of our company.

Mr. Alan Goh (Goh Cher Kian) is currently 48 years old.  From mid 2008 to present, Mr. Goh has been the sole proprietor of Majestic Resources, which is based in Singapore and provides labor outsourcing services that recruits foreign workers to Singapore.  From 2007 to mid 2008, Mr. Goh was the manager of EZY Employment Agency Pte. Ltd., which is based in Singapore, where he managed the recruitment, training and immigration processing of workers in the Food & Beverage Industry, cleaning services and construction industry to Singapore as well as the return to their home country.  From 2006 to 2007, Mr. Goh was the assistant operations manager of Kardin Wan Shen Logistics, which is based in Singapore, where he gained valuable experience and knowledge in freight forwarding and other logistical operations.  From 2003 to 2006, Mr. Goh was a manager at PT. Pasifik Indo Mulia, an Indonesian trading company involved in importing electrical and electrical appliances from various Asian countries into Indonesia.  From 1983 to 2003, Mr. Goh worked in his family business named Bina Bharama Trading Pte. Ltd., a Singapore company involved in recycling of waste plastics into resins and the sale of such resins to plastic manufacturers, where he gained valuable knowledge of the recycling business and negotiating skills.  Mr. Goh is not an officer or director of any other reporting issuer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1*	Stock Purchase Agreement, dated as of December 29, 2008, by and between Mr. Van Clayton A. Pagaduan and Mr. Alan Goh.

* Previously filed on Form 8-K on December 31, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CARE, INC.

Date: January 15, 2009	By:	/s/ Alan Goh
Alan Goh
President and Director